Exhibit 99.1

Contacts:	(Media)	Jim Sabourin 480/693-5729
	(Investors)	Derek Kerr 480/693-5710

FOR IMMEDIATE RELEASE:        Wed., Apr. 23, 2003

AMERICA WEST REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

•	Net loss for the first quarter was $62.0 million or $1.84 per share vs. a loss of $273.5 million or $8.10 per share in the same quarter of 2002. Excluding the cumulative effect of a change in accounting principle, first quarter 2002 net loss was $65.2 million, or $1.93 per share.

•	First quarter 2003 marks the fourth consecutive quarter of year-over-year improvement in earnings.

•	Excluding unusual items described below, net loss for the quarter was $66.5 million or $1.97 per share versus $76.4 million or $2.27 per share in the first quarter of 2002.

•	Cash and short-term investments totaled $356 million on March 31, $310 million of which is unrestricted.

     PHOENIX (NYSE:AWA)—America West Holdings Corporation, parent company of low-fare America West Airlines, Inc. and The Leisure Company, today reported a first quarter net loss of $62.0 million and a diluted loss per share of $1.84. For the same period a year ago, as restated, America West reported a net loss of $273.5 million, or $8.10 per share. Excluding the cumulative effect of a change in accounting principle, first quarter 2002 net loss was $65.2 million, or $1.93 per share.

     First quarter 2003 results included a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe. The first quarter 2002 results included $21.0 million of special charges primarily related to the restructuring completed on January 18, 2002, and a $35 million tax credit related to the carryback of losses incurred in 2001 to the tax years 1996 through 2000 due to a change in U.S. income tax law. Excluding unusual items, America West reported a first quarter 2003 net loss of $66.5 million or $1.97 per share versus $76.4 million or $2.27 per share in first quarter 2002.

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AMERICA WEST FINANCIAL RESULTS / 2

     “While slightly improved on a year-over-year basis and quite favorable when compared to other airlines, our financial results continue to reflect the harsh realities facing our industry today,” said W. Douglas Parker, chairman, president and chief executive officer. “We remain in the midst of the most difficult period in aviation history, and it is difficult to predict when conditions will improve. In spite of the obvious challenges, I am proud to say our employees are pulling together and are doing what they do best — taking care of our customers.”

     Operating revenues for the quarter were $523.2 million, up 13.7 percent from the same period in 2002. Available seat miles (ASMs) increased 12.8 percent to 6.9 billion. Revenue passenger miles were 4.9 billion, up 14.3 percent from first quarter 2002, resulting in a passenger load factor for the quarter of 71.1 percent, up from 70.1 percent in the first quarter of 2002. Passenger yields increased 0.2 percent to 10.27 cents, and passenger revenue per available seat mile (RASM) improved 1.7 percent to 7.31 cents, despite a 12.8 percent increase in ASMs and a 6.9 percent increase in average stage length.

     Operating cost per available seat mile (CASM) for the first quarter of 2003 declined 7.1 percent to 8.19 cents. CASM excluding unusual items fell 2.5 percent to 8.26 cents, despite a 60.7 percent, or approximately $35 million, increase in fuel expenditures. Average fuel price excluding tax was 90.0 cents per gallon versus 63.2 cents in the first quarter of 2002. Excluding fuel and unusual items, CASM decreased 8.1 percent to 6.90 cents.

     America West is committed to maintaining its position as the low-cost leader among major hub-and-spoke airlines. In March, America West announced it would seek to further reduce operating expenses in an effort to maintain sufficient liquidity and to protect its financial condition in this uncertain environment. Included in that goal were reductions in: distribution expenses; business partner and vendor fees; and management, professional and administrative payroll costs. Last week, as part of this plan, the airline eliminated approximately 250 positions, including five senior officer roles. Executive positions are now 30 percent below early 2001 levels.

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AMERICA WEST FINANCIAL RESULTS / 3

     America West’s cash and short-term investments totaled $356 million on March 31, $310 million of which is unrestricted. Within the next 30 days, America West expects to receive approximately $80 million for security fees and cockpit door reinforcement as part of the aviation reimbursement provisions of the Emergency Wartime Supplemental Appropriations Act. The Act also suspends the previously mandated passenger and security segment fees from June through September 2003.

     The airline continued to expand its popular low-fare service into markets nationwide during the first quarter. On March 1, America West launched service between its Las Vegas hub and Eugene, Ore. The company also announced during the quarter that it would initiate service between Phoenix and Cancun, Mexico, as well as add new flights at Billings, Mont.; Cleveland; Medford, Ore.; Pittsburgh; and Spokane. America West initiated service between Phoenix and Memphis April 6.

     While America West continues to look for strategic opportunities to expand in markets where customers do not have access to low-fare service, the company is also taking steps to eliminate unprofitable flying. In February, America West announced it will discontinue utilizing Columbus as a hub within the airline’s network to concentrate assets in its stronger hubs of Phoenix and Las Vegas. During the second quarter, the airline plans to gradually downsize the hub to field station status.

     In the first quarter, America West continued to enhance the customer experience by becoming the first and only airline to introduce “Low Fare Finder” online low-fare search functionality. Low Fare Finder searches for fares on the customer’s preferred travel dates as well as surrounding days to locate the lowest possible fares.

     America West will conduct a live audio webcast of its earnings call today at 1:00 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. An archive will be available on the website.

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AMERICA WEST FINANCIAL RESULTS / 4

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier, serving 93 destinations in the U.S., Canada and Mexico. The Leisure Company, also a wholly owned subsidiary, is one of the nation’s largest tour packagers.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the aftermath of the September 11 terrorist attacks, government responses and the war against Iraq, the resulting negative impacts on revenues due to airport closures and reduced demand for air travel, increased costs due to enhanced security measures and related government directives, the ability of the company to obtain sufficient additional financing if necessary to survive the adverse economic environment, limitations on financing flexibility due to high levels of debt, financial and other covenants in debt instruments and cross default provisions and the potential dilutive impact of the warrants and convertible notes issued in connection with the term loan and related transactions, the cyclical nature of the airline industry, competitive practices in the industry, the impact of changes in fuel prices, relations with unionized employees generally and the impact of the process of negotiation of labor contracts on the company’s operations, the outcome of negotiations of collective bargaining agreements and the impact of these agreements on labor costs, the impact of industry regulations and other factors described from time to time in the company’s publicly available SEC reports. In addition to such risks, there can be no assurance that the company will be able to meet its cost-cutting goal, which will depend, among other matters, on the outcome of negotiations with third-party vendors. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

America West Holdings Corporation
First Quarter 2003 Financial Results / 5

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2003	March 31, 2002	Change

		(as restated)
Operating revenues:
Passenger	$500,574	$436,975	14.6
Cargo	7,056	7,320	(3.6)
Other	15,603	15,996	(2.5)

Total operating revenues	523,233	460,291	13.7

Operating expenses:
Salaries and related costs	161,133	142,531	13.1
Aircraft rental	75,154	72,891	3.1
Rentals and landing fees	39,760	41,430	(4.0)
Aircraft fuel	93,356	58,088	60.7
Agency commissions	6,192	14,249	(56.5)
Aircraft maintenance materials and repairs	64,208	65,258	(1.6)
Depreciation and amortization	17,474	16,658	4.9
Special charges, net	(102)	21,030	—
Other	112,198	111,622	0.5

Total operating expenses	569,373	543,757	4.7

Operating loss	(46,140)	(83,466)	(44.7)

Nonoperating income (expenses):
Interest income	1,407	2,789	(49.6)
Interest expense, net	(18,505)	(17,173)	7.8
Other, net	1,220	(2,458)	—

Total nonoperating expenses, net	(15,878)	(16,842)	(5.7)

Loss before income tax benefit and cumulative effect of change in accounting principle	(62,018)	(100,308)	(38.2)

Income tax benefit	—	(35,071)	(100.0)

Loss before cumulative effect of change in accounting principle	(62,018)	(65,237)	(4.9)

Cumulative effect of change in accounting principle	—	(208,223)	(100.0)

Net loss	$(62,018)	$(273,460)	(77.3)

Basic loss per share:
Loss before cumulative effect of change in accounting principle	$(1.84)	$(1.93)	(4.7)
Cumulative effect of change in accounting principle	—	(6.17)	(100.0)

Basic loss per share	$(1.84)	$(8.10)	(77.3)

Diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(1.84)	$(1.93)	(4.7)
Cumulative effect of change in accounting principle	—	(6.17)	(100.0)

Diluted loss per share	$(1.84)	$(8.10)	(77.3)

Shares used for computation:
Basic:	33,713	33,728	—

Diluted:	33,713	33,728	—

America West Holdings Corporation
First Quarter 2003 Financial Results / 6

America West Airlines, Inc.
Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2003	March 31, 2002	Change

		(as restated)
Operating revenues:
Passenger	$500,574	$436,975	14.6
Cargo	7,056	7,320	(3.6)
Other	6,775	9,304	(27.2)

Total operating revenues	514,405	453,599	13.4

Operating expenses:
Salaries and related costs	160,496	142,079	13.0
Aircraft rental	75,154	72,891	3.1
Rentals and landing fees	39,760	41,430	(4.0)
Aircraft fuel	93,356	58,088	60.7
Agency commissions	6,192	14,249	(56.5)
Aircraft maintenance materials and repairs	64,208	65,258	(1.6)
Depreciation and amortization	17,474	16,658	4.9
Special charges, net	(102)	21,030	—
Other	104,614	104,244	0.4

Total operating expenses	561,152	535,927	4.7

Operating loss	(46,747)	(82,328)	(43.2)

Nonoperating income (expenses):
Interest income	3,057	4,498	(32.0)
Interest expense, net	(20,241)	(18,897)	7.1
Other, net	1,220	(2,458)	—

Total nonoperating expenses, net	(15,964)	(16,857)	(5.3)

Loss before income tax benefit and cumulative effect of change in accounting principle	$(62,711)	$(99,185)	(36.8)

America West Holdings Corporation
First Quarter 2003 Financial Results / 7

	3 Months Ended	3 Months Ended	Percent
	March 31, 2003	March 31, 2002	Change

		(as restated)
Operating Statistics:
Number of aircraft at end of period	142	143	(0.7)
Available seat miles/ASMs (in millions)	6,852	6,077	12.8
Block hours	130,104	113,949	14.2
Average stage length (miles)	986	922	6.9
Revenue passenger miles/RPMs (in millions)	4,872	4,262	14.3
Load factor (%)	71.1	70.1	1.0	points
Passenger enplanements (000)	4,655	4,303	8.2
Passenger yield (cents)	10.27	10.25	0.2
Passenger revenue per ASM (cents)	7.31	7.19	1.7
Operating revenue per ASM (cents)	7.51	7.46	0.7
Operating cost per ASM (cents)	8.19	8.82	(7.1)
Operating cost per ASM excluding unusual items (cents)	8.26	8.47	(2.5)
Operating cost per ASM excluding unusual items and fuel (cents)	6.90	7.51	(8.1)
Average fuel cost per gallon (cents)	89.98	63.22	42.3
Fuel gallons consumed (in millions)	103.8	91.9	12.9

America West Holdings Corporation
First Quarter 2003 Financial Results / 8

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net loss and CASM excluding unusual items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Net Loss Excluding Unusual Items

	3 Months Ended	3 Months Ended
	March 31, 2003	March 31, 2002

		(as restated)
	(in millions except per share amounts)
Net loss as reported	$(62.0)	$(273.5)
Cumulative effect of change in accounting principle (1)	—	208.3

Loss before cumulative effect of change in accounting principle	(62.0)	(65.2)
Net operating loss carrybacks (2)	—	(35.0)

Loss before income tax benefit and cumulative effect of change in accounting principle	(62.0)	(100.2)
Unusual items:
Gain on airframe exchange (3)	(4.4)	—
Special charges (4)	1.0	21.0
Revision of estimated special charges recorded in 2001 (5)	(1.1)	—
Write-down of investment (6)	—	2.8

Loss before income tax benefit and cumulative effect of change in accounting principle, as adjusted for unusual items	$(66.5)	$(76.4)

Basic and diluted loss per share:
Net loss as reported	$(1.84)	$(8.10)
Cumulative effect of change in accounting principle	—	6.17
Net operating loss carrybacks	—	(1.04)

Loss before income tax benefit and cumulative effect of change in accounting principle	(1.84)	(2.97)
Unusual items:
Gain on airframe exchange	(0.13)	—
Special charges	0.03	0.62
Revision of estimated special charges recorded in 2001	(0.03)	—
Write-down of investment	—	0.08

Loss before income tax benefit and cumulative effect of change in accounting principle, as adjusted for unusual items	$(1.97)	$(2.27)

Notes

(1)	The first quarter of 2002 includes the cumulative effect of a change in accounting principle of $208.3 million related to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”

America West Holdings Corporation
First Quarter 2003 Financial Results / 9

(2)	The first quarter of 2002 includes net operating loss carrybacks of $35.0 million resulting from Holdings’ 2001 consolidated income tax return, which included a claim to carryback losses incurred in 2001 to the tax years 1996 through 2000 due to a change in U.S. income tax law.

(3)	The first quarter of 2003 includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

(4)	The first quarter of 2003 includes $1.0 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio. The first quarter of 2002 includes $21.0 million of special charges primarily related to the restructuring completed on January 18, 2002.

(5)	The first quarter of 2003 includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases.

(6)	The first quarter of 2002 includes a $2.8 million nonoperating charge related to the write-down of an investment in an e-commerce entity.

Reconciliation of Operating Cost per ASM Excluding Unusual Items and Fuel

	3 Months Ended	3 Months Ended
	March 31, 2003	March 31, 2002

		(as restated)
	(in millions)
Operating expenses	$561.2	$535.9
Unusual items:
Gain on airframe exchange	4.4	—
Special charges	(1.0)	(21.0)
Revision of estimated special charges recorded in 2001	1.1	—

Operating expenses, excluding unusual items	565.7	514.9
Fuel expense	(93.4)	(58.1)

Operating expenses, excluding unusual items and fuel expense	$472.3	$456.8

	3 Months Ended	3 Months Ended
	March 31, 2003	March 31, 2002

		(as restated)
	(in cents)
Operating cost per ASM	$8.19	$8.82
Unusual items:
Gain on airframe exchange	0.06	—
Special charges	(0.01)	(0.35)
Revision of estimated special charges recorded in 2001	0.02	—

Operating cost per ASM, excluding unusual items	8.26	8.47
Fuel expense	(1.36)	(0.96)

Operating cost per ASM, excluding unusual items and fuel expense	$6.90	$7.51

America West Holdings Corporation
First Quarter 2003 Financial Results / 10

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)

	March 31, 2003	December 31, 2002

	(unaudited)
Assets
Current assets
Cash equivalents and short-term investments	$309,669	$360,488
Other current assets, net	345,648	248,428

Total current assets	655,317	608,916

Property and equipment, net	634,596	649,760
Other assets
Restricted cash	46,311	45,968
Other assets	141,490	134,309

Total assets	$1,477,714	$1,438,953

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$64,006	$22,238
Other liabilities	581,202	488,596

Total current liabilities	645,208	510,834

Long-term debt, less current maturities	666,598	712,982
Deferred credits and other noncurrent liabilities	147,070	146,959
Stockholders’ equity	18,838	68,178

Total liabilities and stockholders’ equity	$1,477,714	$1,438,953